NATIONAL BANK

November 25, 2020

123 Natural Food Ontario Ltd.
40 METROPOLITAN ROAD
TORONTO, ON M1R 2T5

Attention: Fan (Amy) Zhou

Re: Offer of Financing

Dear Madam,

At National Bank of Canada (the "**Bank**" or the "**Lender**"), offering tailored solutions is a priority. We are therefore pleased to present to 123 Natural Food Ontario Ltd. (the "**Borrower**") the following offer of financing:

	Financing product(s)	Amount	Status
A	Term loan	$8,000,000.00 CAD	New
B	Mastercard credit cards	Maximum $25,000.00 CAD	New

The offer of financing includes: the terms and conditions of the financing products, the required security, conditions, fees and other provisions set out in Schedule A.

This offer of financing is valid until December 1, 2020 before 5 p.m. To accept this offer, you must return a signed copy of it to us. After this date, the Bank may cancel or amend this offer without notifying you.

Yours truly,

DocuSigned by:
Brian Lifchitz
0848C61BF45B4E1
Brian Lifchitz
Director
Commercial Banking & Real Estate Finance

DocuSigned by:
David Irving
2218E8650088424
David Irving
Associate Vice-President
Commercial Banking

1. Financing products

A. Term loan – $8,000,000.00

Purpose	To refinance the property located at 41 Metropolitan Road, Toronto, Ontario to a maximum of 69% Loan to economic market value as determined by the Bank
Term	48 months as of the date of the final disbursement
Amortization	300 months
Interest rate	Rate offered by the Bank when the loan is fully disbursed and accepted by the Borrower • Indicative rate as of November 25, 2020 - 4 years term – 3.09%
Disbursement	Single disbursement to be made no later than December 31, 2020
Repayment	Monthly equal blended payments of principal and interest the amount of which will be determined upon final disbursement, with the balance payable in full at the end of the term.

B. Mastercard credit cards – $25,000.00

Purpose	Finance day-to-day purchases made with credit cards

2. Security

All the Borrower's obligations to the Bank must at all times be secured by all of the following security. However, the following table or security documents can provide for certain obligations to be secured by specific security. In all cases, the Borrower must sign the documentation required by the Bank.

Borrower

		Status	Related product(s)
General security agreement	1st ranking on all personal property of the Borrower located at at 41 Metropolitan Road, Toronto, Ontario	(to be obtained)	All
Charge/ mortgage	1st ranking collateral mortgage in the amount of $8,000,000.00 on the real property located at 41 Metropolitan Road, Toronto, Ontario, as well as a first ranking general assignment of rents	(to be obtained)	All
Assignment of Insurance	Assignment of property insurance with the Lender named as First Loss Payee	(to be obtained)	All
Environmental Indemnity	Environmental Indemnity Agreement by the Borrower and all guarantors	(to be obtained)	All
Title Insurance	Lender's Policy of Title Insurance	(to be obtained)	All
Corporate Opinions	Opinions with respect to all security documents as may be required by the Lender	(to be obtained)	All
Postponement of Claims	Postponement of Claims from all shareholders and related party debtholders	(to be obtained)	All

Tenant Estoppels	From the following tenants: Lowell Academy, Truin Metal Recycling, Bethel Welding & WT Transportation	(to be obtained)	All
General	Any other documents, instruments, certificates, agreements, opinions or security required by the Lender or its legal counsel, acting reasonably, up review of Borrower corporate structure and real property security	(to be obtained)	All

Guarantor

		Status	Related product(s)
Guarantee	Limited Personal guarantee from Fan (Amy) Zhou in the amount of $6,000,000 plus accrued interest and enforcement costs	(to be obtained)	All

Other security, documents or agreements

		Status	Related product(s)
Rider	Designating the Bank as the beneficiary of the proceeds of the insurance policies covering all property given as security, up to its full replacement value as well as a copy of the insurance policy	(to be obtained)	All

3. Conditions

The financing products are subject to the following specific conditions applicable to the Borrower in addition to the conditions set out in Schedule A.

Financial conditions

The Borrower must provide:

Financial statements and reporting	Notice to Reader Non-consolidated	Annually within 120 days of fiscal year-end
	Personal Net Worth Statement for the Personal Guarantor	Bi-annually within 120 days of fiscal year-end
Taxes	Confirmation of payment of all taxes (including realty taxes	Annually
Inspection	The Bank with access to 41 Metropolitan Road, Toronto, Ontario, for inspection purposes	Annually

Financial ratios

The Borrower must comply with:

Fixed-charge coverage ratio[1]	The Bank shall be satisfied that at the time of drawdown the Borrower shall have a Debt Service Coverage of not less than 1.25x at fiscal year end. To be tested annually and calculated as follows;

[redacted]

Net Operating Income* of the Property (as determined by the Bank)
Total Annual Principal and Interest Payments on the Mortgage Loan

*Net Operating Income defined: *"effective net income" obtained by subtracting expenses for the immovable/real property from "effective gross income".*

Other Covenants:

1. The ownership structure of the Borrower and guarantor (if applicable) shall not be altered without the Bank's prior written consent, which may be unreasonably and arbitrarily withheld;
2. The Borrower shall not take on additional debt or further encumber 41 Metropolitan Road, Toronto, Ontario, without the prior written consent of the Bank, which may be unreasonably and arbitrarily withheld; and
3. The nature of the Borrower's business shall not be substantially changed without the Bank's prior written consent which shall not be unreasonably withheld.
4. The Lender shall receive the appropriate corporate documents from the Borrower's legal counsel confirming the ownership structure of the Borrower as presented to the Lender.
5. Satisfactory evidence of proper zoning in place for all buildings and improvements currently existing on the property held as security.
6. The Borrower and guarantors to complete all Know Your Client (KYC) and Anti-money Laundering requirements as outlined by the Lender.
7. All reasonable legal, title insurance, appraisal and consulting fees with respect to this financing shall be for the account of the Borrower.

Conditions required to disburse the financing products and ongoing Covenants (to the satisfaction of the Bank, in its absolute discretion):

> AACI appraisal satisfactory to the Bank confirming a minimum Economic Market Value of $13,640,000 relating to 41 Metropolitan Road, Toronto, Ontario, along with a Letter of Transmittal allowing the Bank reliance to use the appraisal for financing purposes. Said report must be (i) recent, (ii) for financing purposes, and (iii) performed by an appraiser recognized and approved by the Bank;

> Satisfactory receipt of Letters of Transmittal for the updated Environmental Site Assessments completed by Pinchin Ltd., addressed to the Bank. Said report must be (i) recent, (ii) for financing purposes, and (iii) performed by an appraiser recognized and approved by the Bank;

> Delivery of copies of all signed leases and amendments thereto, which relate to 41 Metropolitan Road, Toronto, Ontario;

> Delivery of a copy of the certified rent roll dated no earlier than three (3) days prior to the drawdown including a breakdown of taxes, maintenance and insurance confirming that all leases are in full force and effect;

> Copies of title deeds, survey or surveyor's certificate and proof that all property taxes and real estate taxes and land transfer duties for any property given as security have been paid in full

> Delivery of confirmation that realty taxes paid up to date;

> Evidence satisfactory to the Bank and its legal counsel that all security contemplated herein is in place and enforceable;

> The Borrower must conduct all of its banking operations with the Bank and open business accounts;

> An opinion from a law firm acceptable to the Bank certifying the execution and delivery of this offer to finance and the security and that the Borrower is duly incorporated and that the security documents are valid, enforceable and binding on the Borrower;

> The Borrower shall provide the Lender with evidence of insurance in compliance with the Lender's requirements. The Borrower's terms of coverage and their insuring companies must be entirely acceptable to the Lender and its insurance consultants. The Lender may retain an insurance consultant (Intech Risk Management) to review the Borrower's insurance at the Borrower's expense and the related fee shall be

deducted from the proceeds of the loan. The Borrower to provide a yearly insurance certificate confirming adequate insurance is in place with the Bank as beneficiary and loss payee;

> Report from a legal firm acceptable to the Bank, in respect of title to all real property held as security; and
> Such other items as the Bank may reason require as part of completing its security documentation.

4. Fees

Negotiation fees	Payable on acceptance of this offer: $40,000.00 [paid]. This fee shall be non-refundable to the Borrower upon acceptable of this Offer nothwithstanding that the Borrower may fail to safisfy the conditions contained herein
Annual Review Fees	$5,000.00, commencing in 2022 and payable each year thereafter until repayment
Other fees	See other fees in Schedule A

5. Acceptance

The undersigned confirms having read and understood this offer and Schedule A which forms an integral part of the offer, and accepts all terms, conditions, security and obligations.

Signed at Toronto Province of Ontario on the 26 day of November 2020.

123 Natural Food Ontario Ltd.

By: Fan Zhou
Fan (Amy) Zhou

xiao7373@hotmail.com
[Email address]
I have authority to bind the Corporation.

Guarantor

The undersigned confirms/confirm having read and understood this offer and Schedule A which forms part of this offer, and hereby accepts/accept the terms, conditions and obligations hereof.

Signed at Toronto Province of Ontario on the 26 day of November 2020.

Fan Zhou
Fan (Amy) Zhou

Richard Perusse
Witness Name:

xiao7373@hotmail.com
[Email address]

Intervention

The undersigned acknowledge having read and understood this offer and the Schedule A, and declare that they are satisfied therewith. The undersigned further undertake to inject, without delay, the required sums into the Borrower's working capital to cover any operating loss or operating deficit and maintain the financial ratios stipulated herein, until payment in full of the sums due to the Lender by the Borrower.

Signed at Toronto, province of Ontario, on 26 day of November 2020

123 Natural Food Ontario Ltd.

By: Fan Zhou
Fan Zhou

xiao7373@hotmail.com
[Email address]
I have authority to bind the Corporation.

Guarantor

The undersigned confirms/confirm having read and understood this offer and the Schedule A which forms part of this offer, and hereby accepts/accept the terms, conditions and obligations hereof.

Signed at Toronto, province of Ontario, on 26 day of November 2020.

Fan Zhou
Fan Zhou

Richard Perusse
Witness Name:

xiao7373@hotmail.com
[Email address]

SCHEDULE A
Offer of Financing of National Bank of Canada

Conditions governing the financing products

Disbursement and repayment conditions

The Borrower may have a financing product disbursed or renewed when:

1. The conditions set out in the offer of financing (and any other agreement between the Borrower and the Bank, if applicable) have been met;
2. The required charges and fees have been paid;
3. Any document required by the Bank has been signed and given to it;
4. Security interests have been registered, with the applicable rank, when required; and
5. No material unfavourable change has occurred.

Disbursements and repayments must be made on the dates set out in this offer; otherwise, the Bank may, at its discretion, refuse to make any disbursement. If a payment is payable on a non-business day, the payment will be made on the next business day.

Demand financing products

Products covered. The demand financing products are as follows: line of credit, line of credit with temporary operating credit, line of credit in CAD$ by way of account overdrafts, line of credit in USD$ by way of account overdrafts, line of credit for letters of guarantee, line of credit for letters of credit, letter of guarantee, letter of credit, demand loan, Mastercard credit, credit for the financing of tax credits, credit for the financing of taxes, electronic funds transfer settlement risk, settlement risk for accounts held at the Bank's New York City branch.

The following also constitute demand financing products: bridge financing with option to convert to term loan for the portion of the credit not converted at term; credit for capital expenditures for the undisbursed credit portion; global net risk line for derivatives for the portion of risk for which there is no contract between the Bank and the Borrower.

Notion. Demand financing products are payable by the Borrower at any time at the Bank's sole discretion. The Bank may therefore at any time, before or after a request for repayment to the Borrower, terminate these products and stop making new advances, without delay or notice to the Borrower. These products are payable at any time, in full or in part, without penalties.

Annual fee. The Borrower must pay an annual review fee for any demand financing product in effect on the anniversary date of this offer.

Overrun of the available amount. When the used amount of a financing product exceeds the amount available as set out in this offer, the Borrower must immediately repay the difference. If the Bank were to temporarily tolerate such overrun, it could require:

1. The immediate payment of a lump sum so that the amount used is equal to or less than the available amount;
2. That new investments, securities or other financial assets be given as security.

The Borrower will then have to pay the Bank fees of 1% on the overrun amount, with minimum fees of $100.00.

If the Bank does not tolerate the overrun, the Borrower must repay in full the balance of the financing product, plus all fees and interest accrued.

Overrun of the authorized amount. When the amount owed by the Borrower exceeds the authorized amount of the financing product, the Borrower must immediately repay the excess amount to the Bank.

Separate agreements. Certain financing products are also governed by separate agreements: Mastercard credit card, letter of guarantee or letter of credit, global net risk line for derivatives and electronic funds transfer settlement risk.

For these products, the Borrower must meet all the conditions set out in this offer, as well as the conditions set out in any applicable separate agreement.

Approval. The approval of each request to issue, renew or extend a letter of credit or a letter of guarantee or a transaction request related to the global net risk line for derivatives or electronic funds transfer settlement risk remains subject to the Bank's sole discretion.

Specific rules: letters of guarantee and letters of credit. A written notice will be sent 30 days before the effective date of any change to the fees set out in the Import Export Products and Services Fee Guide to all borrowers having used Import-Export products and services at least twice over the 12 months preceding the change in question; otherwise, the most recent version of this guide will be available on demand in branches or from the Borrower's Account Manager.

The amount of credit available under which the letter of guarantee or letter of credit is issued will be reduced by 100% of the amount of the letters of guarantee and the percentages(s) set out in this offer for letters of credit. Upon payment, this letter becomes a floating-rate advance under the credit affected by the issue.

Global net risk line for derivatives. The global line allows the Borrower to enter into contracts with the Bank with respect to:

1. Interest rate derivatives;
2. The sale or purchase of foreign currencies freely negotiated by the Bank;
3. Commodity derivatives; or
4. Other treasury products offered by the Bank.

The amount of the risk of each transaction will be determined by the Bank in accordance with the applicable level of risk and fee schedule then in effect at the Bank.

The agreements related to this product are: the declaration of the risks relating to credit with interest rate swaps, the foreign currency conversion agreement, the *International Swap and Derivatives Association* (ISDA) master agreement, the *Credit Support Annex* (CSA) agreement and the confirmation, as applicable, of any transaction.

Term financing products

Products covered. The term financing products are as follows: term loan, non-revolving special credit for capital expenditures (when disbursed), revolving term credit, term loan granted under the *Canada Small Business Financing Act*, bridge financing with option to convert to term loan (when converted), Agri Flex financing and mortgage loan.

Verbal agreements for certain terms and conditions. The Borrower and the Bank can verbally agree on the following terms and conditions: term extension, new term, applicable interest rate and payment dates.

The product remains subject to the other conditions then applicable.

These terms and conditions may be confirmed to the Borrower and the guarantor by email or by regular mail.

Neither the Bank nor the Borrower are obligated to extend the term of a product. At the end of the term, the Borrower can repay the product in full and the Bank can request repayment of the product.

Annual fee. The Borrower must pay annual review fees for any term financing product (except for the term loan granted under the *Canada Small Business Financing Act*) in effect on the anniversary date of this offer.

Application of payments. The Bank may, at its discretion, apply any payment first to the interest and then to the principal or any other amount owed by the Borrower.

When the Bank temporarily tolerates a late payment, the Borrower will pay the Bank late fees according to the payment frequency. These fees will be calculated at the rate of 2.00% on the amount of the late payment until this payment is made is full, with minimum fees of $10.00 per payment.

Option to convert a floating rate to a fixed rate. When offered and approved, the following conditions apply to this option:

1. The Borrower may exercise or renew it (when the fixed-rate period expires) with a prior written notice to the Bank of at least two business days;
2. The fixed-rate period will be no less than 12 months without exceeding the term of the product.

If the Borrower does not exercise the option, the fixed rate reverts to the floating rate applicable to the product concerned.

Repayment before the end of the term

- ☐ **Floating-rate disbursements.** The Borrower may repay the amounts disbursed if the repayment is made from the Borrower's excess generated funds or through a capital stock issue. If the repayment comes from other sources, the Bank will apply a penalty of three months' interest on the repaid principal and withhold this penalty from the Borrower's repayment.
- ☐ Partial repayments will be applied to the final payment of principal and/or interest or any other amount owed by the Borrower, at the Bank's discretion.
- ☐ **Fix-rate disbursements.** The Borrower cannot repay the amounts disbursed before the end of the term.
- ☐ **Annual repayment option.** When offered, this option allows the Borrower to make a non-cumulative repayment before the end of the term, up to 15% of the original authorized amount of the product affected as of the first anniversary date of the final disbursement, without penalty. Such repayment must come from the Borrower's excess generated funds or through a capital stock issue and will be applied without any change to the original method of payment, which remains in force.

Cost overrun. The Bank may stop disbursing on any project that results in an overrun of the costs initially planned, until these costs are assumed by the Borrower and its shareholders, partners and affiliated companies.

Banker's acceptances

The Borrower must meet the following conditions when the terms of use of or option to convert the product into bankers' acceptances is offered:

1. The Borrower must send a written notice of at least two business days to the Bank, in accordance with the prescribed form;
2. As a part of a demand financing product or a term revolving credit, the issue, renewal or conversion must be for an aggregate minimum amount of $2,000,000.00, and for a demand financing product only, in multiples of $100,000.00 for any sum in excess thereof;
3. As a part of a term financing product (non-revolving), the first issue or conversion must be for an aggregate minimum amount of $2,000,000.00;
4. The term chosen must be at least 30 days and no more than 364 days, not include any grace period and, as applicable, at no time exceed the credit availability;
5. The Borrower cannot repay bankers' acceptances before their maturity date;
6. The Borrower must pay stamping fees at the time of acceptance by the Bank; these fees may be revised periodically by the Bank upon giving 30 days' prior written notice to the Borrower;
7. When issuing banker's acceptances, the Bank will give the Borrower the discounted proceeds of the bankers' acceptances less the stamping fees;
8. In the case of a renewal of a bankers' acceptance by issuing a new bankers' acceptance, the discounted proceeds of the new bankers' acceptance will be applied to the repayment of the expired bankers' acceptance and the Borrower will pay the Bank the stamping fees for issuing the new bankers' acceptance, plus an amount equal to the difference between the nominal value of the expired bankers' acceptance and the discounted proceeds of the new bankers' acceptance, failing which the Bank will not be obligated to comply with the request for renewal;
9. If a bankers' acceptance is not renewed at maturity, it becomes a floating-rate advance;

10. In the case of a conversion by way of a bankers' acceptance, the discounted proceeds of the bankers' acceptance will be applied to the repayment of the floating-rate advance covered by the conversion and the Borrower will pay to the Bank the stamping fees for issuing the new bankers' acceptance, failing which the Bank will not be obligated to comply with the request for conversion.

The approval of any request to issue, convert or renew a banker's acceptance is subject to the Bank's discretion.

Representations and warranties

The Borrower and any guarantor hereby represent and warrant to the Bank the truth and accuracy of the following:

- ☐ **Legal existence.** It is duly constituted and organized, validly existing and operating in accordance with the laws applicable to it.
- ☐ **Power and capacity.** It has the required power and capacity to execute this offer and the security documents, and perform its obligations under these documents.
- ☐ **Compliance with obligations.** It complies with its contractual obligation towards the Bank and any other party.
- ☐ **Commercial activities.** The Borrower contracts the financing covered by this offer for its commercial activities.
- ☐ **Financial Information.** The balance sheet, the most recent financial statements and other financial information submitted to the Bank are true, accurate and complete, and fairly represent the current financial situation of the Borrower. They are prepared based on generally accepted accounting principles established by the Accounting Standards Board.
- ☐ **Ownership of property.** It has good and marketable title to all its property, which is free and clear of any prior claims, security or other similar encumbrances, except for those already granted in favour of a third party.
- ☐ **Litigation.** It is not involved in any dispute or legal proceedings which could have a material impact on its financial position or on its capacity to operate its company.
- ☐ **Taxes.** It has paid (or will pay at expiry) all the taxes and duties that it is bound to pay or that are imposed on its property, without subrogation or payment agreement.

Covenants

The Borrower and any guarantor undertake to:

- ☐ **Continuation of the company.** Maintain the existence of its company and not modify its corporate structure.
- ☐ **Purpose of financing.** Use the financing product for the purposes set out in this offer.
- ☐ **Information and documents.** Provide the Bank with any information or document that the Bank may reasonably request and ensure that this information or these documents, regardless of the medium (paper, electronic, verbal or other) and whether or not they are signed by a representative, be accurate so that the Bank may deem them to be validly issued without further formality.
- ☐ **Security.** Grant to the Bank any additional security that it may require from time to time.
- ☐ **Visit and access.** At all times, give the Bank's representatives or mandataries/agents the right to visit and access its establishments, the right to examine its books of account and other records, and take excerpts therefrom or make copies thereof.
- ☐ **Insurance.** Maintain insurance coverage on its property against loss or damages caused by fire and any other risk as is customarily maintained by the same type of company.
- ☐ **Environment.**
  1. Comply with all legal requirements regarding the protection of the environment with respect to its property and all the sites where it operates its company;
  2. Provide, at its expense and upon request from the Bank, any information or report concerning its environmental situation or any neighbouring property; and
  3. Indemnify the Bank for any damage or any liability which it may incur as a result of non-compliance with legal requirements.

  These covenants will survive the cancellation of the security or the full and final payment of any amount owing by the Borrower to the Bank.
- ☐ **Events of default.** Notify the Bank, without delay, of any event of default or any other event which, following notice or the expiry of a time period, may constitute an event of default.
- ☐ **Survival of representations and warranties.** Ensure that each representation and warranty set out in this document remain true and accurate at all times.

The Borrower and any guarantor undertake to obtain the consent of the Bank before they:

- ☐ **Distributions and loans.** Grant advances or any type of distribution to its officers, directors, shareholders, partners, members or related parties.
- ☐ **Guarantees.** Grant financial assistance, make an investment or provide a guarantee to a third party other than a subsidiary.
- ☐ **Nature of business.** Modify the nature of its operations or its company.
- ☐ **Change to project.** Significantly modify a project financed by the Bank.
- ☐ **Merger.** Amalgamate with any other company or continue its existence in another jurisdiction.
- ☐ **Disposal of property and change of control.** Sell a substantial portion of its property, allow any change in the share ownership, ownership or capital structure of the Borrower.
- ☐ **Restrictions on assignment.** Assign its rights hereunder, or hypothecate, encumber or otherwise give as security any of its movable or immovable property.

Default

The occurrence of one or more of the following events will constitute an event of default:

1. The Borrower fails to pay any amount owed to the Bank.
2. The Borrower or any guarantor has made a false representation or warranty.
3. The Borrower or any guarantor did not comply with its commitments and obligations towards the Bank under this offer or the security documents.
4. The Borrower or any guarantor becomes insolvent or is declared bankrupted.
5. The Borrower or any guarantor avails itself of a law governing its bankruptcy, restructuring, reorganization, dissolution, winding-up, arrangement, or a third party initiates proceedings towards the Borrower under said law.
6. A receiver, interim receiver or trustee is appointed with respect to the Borrower, the guarantor or its property.
7. The property of the Borrower or guarantor is subject to a seizure/foreclosure proceeding, prior notice of the exercise of a hypothecary right, notice to withdraw authorization to collect claims or any other remedy exercised under laws governing security interests.
8. The Borrower or any guarantor is in default under the terms of any agreement with the Bank, any financial institution or government entity or any other creditor.
9. This offer and any other related document cannot remain in full force or security ceases to retain the rank set out in this offer.
10. A material unfavourable change occurs.

Remedies

In the event of default, the Bank may exercise the following remedy:

1. Terminate any financing product, declare liquid and payable all the Borrower's monetary obligations not yet due at that time and claim immediate payment of all amounts owing without further notice or demand;
2. Withhold any amount collected or received, including the balance of any proceeds from the realization on the security and apply it to any portion of the Borrower's indebtedness to the Bank
3. Rights and remedies conferred by law and the documents related to this offer.

The rights and remedies are cumulative and not alternative. By omitting to exercise a remedy or notifying the Borrower of the occurrence of an event of default, the Bank does not waive its right to avail itself at a later date of this remedy or event of default.

Interest

Calculation.

1. Any interest is calculated on the daily balance and not in advance, on the basis of a 365-day year, except in cases where the interest is calculated on the basis of a 360-day year. For the purposes of the *Interest Act* (Canada), the annual rate corresponding to the rate calculated on this basis is equal to the rate thus calculated multiplied by the actual number of days included in the year concerned and divided by 365 days or by 360 days, as the case may be.
2. Unless otherwise stipulated, the interest is payable monthly, on the 26th day of each month, with minimum fees of $10.00 for every demand financing product. However, the interest payable (or any amount considered interest under the law) can never exceed the maximum interest amount permitted by law. If this maximum were to be reached, the interest amount would be reduced as to not exceed this maximum.
3. Any amount that is not paid at maturity will bear interest at the rate of the financing product concerned. The interest on arrears will be compounded monthly and payable on demand.
4. If the interest rate applicable to the financing product concerned is less than zero, it will be deemed to be zero.

Post-default interest. Any amount disbursed by the Bank to realize, maintain or preserve any right or security will bear interest until payment at the Bank's Canadian prime rate plus 3% per annum.

Subordination

Any subordinated creditor acknowledges and agrees that:

- **Effects of subordination.** The payment of subordinated debt will only become due and payable and will be made only after the payment of any and all obligations of the Borrower to the Bank. These obligations are all of the Borrower's obligations to the Bank, direct and indirect, present and future, of any nature whatsoever and whether they are due by the Borrower alone or with others, as the main obligor, guarantor or in any other capacity, under this offer or any other offer of financing or agreement concluded between the Borrower and the Bank.
- **Delivery of sums collected.** Should they receive sums in payment of subordinated debt (in addition to the amount set out in the Subordination section (signatory of the offer letter), as applicable), they will hold such sums as the depositary and trustee for the Bank, and will deliver them to the Bank without delay.

  They undertake to give instructions to any person making the payment in respect of the subordinated debt (to which they may be entitled in the absence of subordination) to make such payment directly to the Bank. Such payment could be made by the Borrower, a trustee in bankruptcy or further to the proposal of the Borrower, a liquidator, a person carrying out a forced disposal of the assets of the Borrower or any other person.
- **Scope of the commitment.** The subordination will be valid even if the Borrower did not have a legal personality or legal capacity. It will remain in force notwithstanding any change in the capital structure or constitution of the Borrower (e.g., merger, bankruptcy, insolvency and winding-up). The subordinated creditor waives the right to invoke any grounds for nullity of the Borrower's obligations, including any irregularity, defect or formal deficiency.

C. **Rights of the Bank.** The Bank will, at its discretion, hold any sum received due to the subordination securing the obligations of the Borrower to the Bank (expired or not) or apply any such sum to the payment of such obligations.

Miscellaneous provisions

Assignment. The bank may assign or transfer all or part of its rights and obligations under this Offer (or grant participations), without notifying the Borrower or any guarantor.

Charges and fees. In addition to the charges set out in this offer, the Borrower must pay, on demand: administration and management fees for the closing of any financing product, the charges and fees for the preparation and registration of security documents (whether or not the financing is disbursed), and the protection and exercise of security interests. Fees include professional fees and expenses incurred by the Bank (e.g., appraisal, audit, notary and lawyer fees).

Additional costs. If a statute, regulation, administrative policy or order results in an increase in the cost of the credit for the Bank (namely as a result of the imposition of reserves, taxes or capital adequacy requirements for the Bank), the Borrower undertakes to pay the Bank, on demand, the amount of the resulting additional cost.

Currency of payments. The Borrower must pay all amounts due under this offer to the Bank in the currency of the relevant financing product. If an amount in Canadian dollars is to be converted into or expressed in U.S. dollars, or the equivalent in U.S. dollars (or inversely) must be determined, the Bank may calculate this conversion or equivalence in accordance with its normal practices.

Set-off. In addition to its other rights, the Bank may offset any amount owed by the Borrower to the Bank with any amount owed by the Bank to the Borrower, even is this amount is not due or is payable in another currency. To proceed with this set-off, the Bank may debit any account held by the Borrower or a guarantor with the Bank.

Indemnification. The Borrower and any guarantor must indemnify the Bank (including its officers, directors, employees and agents) against any damages and costs suffered or incurred by the Bank and claims brought against the Bank resulting from or related to, directly or indirectly, this offer.
This obligation will survive the cancellation of the security or full and final payment of any amount owing by the Borrower to the Bank.

Notices. The Borrower or the guarantor must submit any notice intended for the Bank in writing to the mailing address indicated in this offer.

Records. The Bank will keep records evidencing the transactions performed. These records are presumed to provide evidence as to the indebtedness of the Borrower towards the Bank.
The following changes to or processing of the Bank's records will not result in the novation of financing products or the Borrower's indebtedness towards the Bank:

1. Any conversion of advances, rates or loans set out in this offer;
2. Any change in the name or number of a financing product.

Scope. This offer :

1. Constitutes the final agreement between the parties and supersedes any previous verbal or written agreement related to the financing products offered;
2. Is made without novation to other financing products already granted to the Borrower (not covered by this offer) and related security; these other financing products remain unchanged if otherwise modified herein.

Counterparts. This offer may be executed in several counterparts, and each of the parties may sign a different counterpart. All such counterparts taken together constitute one and the same document. The electronic transmission (by telecopier, by scanned attachment to an email or by any other medium, technology, record or computer system chosen by the Bank) of this offer signed by the Borrower or the guarantor (including by electronic signature) has the same effect as if the Borrower or guarantor had manually delivered to the Bank a copy of this offer signed by it. Such electronic counterparts are deemed to be originals.

Collection, use and disclosure of information. The Borrower, any guarantor, as well as their respective representatives authorize the Bank to:

1. Use the necessary information it holds or could hold about them for the purposes of granting credit and insurance products (where permitted by law) or for the purposes of the guarantee;
2. Disclose this information to its affiliates and subsidiaries for this same purpose;
3. Obtain personal information pertaining to them from any party likely to have such information (financial intermediaries, depositaries, credit-reporting agencies, financial institutions, creditors, employers, professionals, tax authorities, public entities, persons with whom they have business relations, and Bank affiliates and subsidiaries) in order to verify the accuracy of all information provided to the Bank from time to time and to ensure the solvency of the Borrower, any guarantor, and their respective representative.

Governing law and jurisdiction. This offer will be construed and interpreted in accordance with the laws of the province where the Bank branch is located, as indicated in this offer.
The courts of this province will have jurisdiction over any dispute related to this offer and the exercise of any resulting remedy.

Definitions

"Material unfavourable change" means a change, situation or event producing an effect deemed unfavourable by the Bank on (1) the inherent risk in the financing (2) the situation (financial or other), operations, property or company of the Borrower or guarantor (3) the capacity of the Borrower or guarantor to meet its obligations to the Bank (4) the property given as security or the security given on this property (5) the rights and remedies of the Bank under this offer and any related document.

"Net accounts receivable" means the accounts receivable, excluding holdbacks receivable, contra or inter-company accounts, accounts of doubtful quality and other accounts receivable excluded from the calculation of the available amount, in accordance with the Bank's internal policy.

"Priors claims" means any claim which, under any legislation, regulation or other instrument, ranks prior to or may rank prior to the Bank's security. Without limiting the foregoing, prior claims include, in particular, any amount owing to a federal, provincial, municipal or other government authority or crown corporation, any actual or deemed trust, or trust created under legislation, any amount withheld or deduction at source, any accrued and unpaid salary, including any vacation pay, and any amounts due to any person with a right, charge or a trust ranking prior to the Bank's security.

"Discount" means, in the context of a bankers' acceptance, the difference, as determined by the Bank in accordance with its usual practices, between the face value of the bankers' acceptance and the price at which a bankers' acceptance with the same maturity date and the same nominal value accepted by the Bank could normally be sold at about 10 a.m. on the date the bankers' acceptance is issued.

"Excess generated funds" [net income + amortization +/- deferred income taxes for a given fiscal year] - [principal payments made during the given fiscal year].

"Stamping fees" means the fees charged by the Bank to stamp bankers' acceptances issued by the Borrower at a rate established in accordance with this offer.

"Business day" means any day, other than Saturday or Sunday, on which the offices of the Bank are open in the province identified in the last section herein titled "Governing law and jurisdiction."

"Discounted proceeds" means the proceeds that the Bank must disburse to issue a bankers' acceptance, the amount of which corresponds to the nominal value of the bankers' acceptance less the discount.

"Net inventory" means the inventory, excluding the inventory affected by the vendor's lien and other inventory excluded from the calculation of the available amount, in accordance with the Bank's internal policies.

"Canadian Prime Rate" (P) or **"U.S. Base Rate" (US BR)** means the annual floating interest rate announced publicly by the Bank from time to time, notably on its website at www.nbc.ca and used to determine the interest rates applicable to commercial loans in Canadian or U.S. dollars granted by the Bank in Canada, as the case may be.

"Rate offered" means the annual interest rate determined from time to time by the Bank, for the term chosen by the Borrower, as being the fixed interest rate applicable to its commercial fixed-rate term loans granted by the Bank in Canada for the same term.

Financial ratios

The financial ratios set out herein are defined as follows.

Working capital ratio:

Current assets – advances to directors, employees, shareholders, members, partners and affiliated companies or corporations and/or investments in affiliated companies or corporations and/or closely held companies (if applicable)

Current liabilities

Working capital:

Current assets – advances to directors, employees, shareholders, members, partners and affiliated companies or corporations or investments in affiliated companies or corporations and/or closely held companies (if applicable) – current liabilities

Fixed charge coverage ratio:

EBITDA (excluding extraordinary items) – dividends, withdrawals or other forms of distributions to members or partners – redemption of shares or units (if applicable) – purchase of non-financed tangible and intangible fixed assets +/- investment contributions or redemptions +/- advances to directors, employees and shareholders, and affiliated companies and corporations (if applicable)

Interest charges + principal payments made during the given fiscal year

Debt service coverage ratio:

EBITDA (excluding extraordinary items)

Interest charges + principal payments made during the given fiscal year

Debt service coverage ratio (Real estate):

Net operating income

Interest charges + principal payments made during the given fiscal year

Ratio of interest-bearing to EBITDA:

Total of interest-bearing debts

EBITDA (excluding extraordinary items)

Debt / Tangible Net Worth ratio (Leverage ratio)

Total liabilities – future long-term income taxes (if applicable) – subordinated debt (if applicable)

Tangible net worth
OR
Net worth (specifically for a sole proprietorship)

"Net worth": total assets – total liabilities.

"EBITDA": earnings +interest + amortization +/- current/deferred income taxes.

"Interest-bearing debt": Sum of bank debt, long-term debt, interest bearing balance of sale, capital lease obligations, guarantees in favour of third parties net of cash held by the Borrower.

"Subordinated debt": any debt of the Borrower, its subsidiaries or affiliated companies or corporations towards one of their shareholders, partners, members, subsidiaries or towards any affiliated company; and any preferred share issued and paid up by the Borrower redeemable at the holder's option, the payment of which is entirely subordinated to the sums due or that could become due to the Bank by the Borrower, its subsidiaries and affiliated companies or corporations.

"Net operating income": Total rental income based on existing leases (for the next 12 months) + other property income (recovery of taxes, parking, laundry) – expense related to the property.

"Tangible net worth"

For corporations:

Shareholders' equity (the sum of capital stock, retained earnings, contributed surplus) + future long-term income taxes + subordinated debt – [unsubordinated redeemable shares + intangible assets + advances to directors, employees and shareholders + advances to affiliated companies or corporations + investments in affiliated companies or corporations and/or closely held companies].

Corporations without share capital:

Partners' equity (the sum of partners' contributions, retained earnings, contributed surplus) + future long-term income taxes + subordinated debt – [uninvoiced work in progress, unsubordinated redeemable units + intangible assets + advances to partners, directors and employees + advances to affiliated companies or corporations + loans granted by the Bank to partners for the purpose of financing their capital contribution in the Borrower + investments in affiliated companies or corporations and/or closely held companies].

For cooperatives or not-for-profit corporations:

Members' equity (capital stock + equity of the Borrower including the general reserve and retained surplus earnings (or accumulated deficits)) + future long-term income taxes + subordinated debt – [unsubordinated redeemable units + intangible assets + advances to directors, employees and members + advances to affiliated companies or corporations and/or closely held companies].

DocuSign SECURED

Certificate Of Completion

Envelope Id: 8DB1B3644EAE41E4BF319557E61A2199		Status: Completed
Subject: Please DocuSign: Offer to financing - Borrower Signed.pdf		
"Modèle(s) appliqué(s)? / Template(s) applied?: Non		
Source Envelope:		
Document Pages: 13	Signatures: 2	Envelope Originator:
Certificate Pages: 3	Initials: 0	Brian Lifchitz
AutoNav: Enabled		brian.lifchitz@bnc.ca
EnvelopeId Stamping: Enabled		IP Address: 142.225.3.228
Time Zone: (UTC-05:00) Eastern Time (US & Canada)		

Record Tracking

Status: Original 11/26/2020 2:23:05 PM	Holder: Brian Lifchitz brian.lifchitz@bnc.ca	Location: DocuSign

Signer Events	Signature	Timestamp
Brian Lifchitz brian.lifchitz@bnc.ca National Bank of Canada-Entreprise e-Sign Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Accepted: 6/18/2020 11:29:15 AM ID: 478f54b2-7a76-4db7-b846-76ab3660bfb5	 Signature Adoption: Pre-selected Style Using IP Address: 142.225.3.228	Sent: 11/26/2020 2:31:12 PM Viewed: 11/26/2020 2:31:20 PM Signed: 11/26/2020 2:31:26 PM
David Irving david.irving@nbc.ca Associate Vice President National Bank of Canada Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Accepted: 11/26/2020 2:46:59 PM ID: d5074ace-fc73-46d4-af3f-093d3ddee69b	 Signature Adoption: Pre-selected Style Using IP Address: 70.30.17.196 Signed using mobile	Sent: 11/26/2020 2:31:12 PM Viewed: 11/26/2020 2:46:59 PM Signed: 11/26/2020 2:47:17 PM

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	11/26/2020 2:31:12 PM

Envelope Summary Events	Status	Timestamps
Certified Delivered	Security Checked	11/26/2020 2:46:59 PM
Signing Complete	Security Checked	11/26/2020 2:47:17 PM
Completed	Security Checked	11/26/2020 2:47:17 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

Any agreement signed using DocuSign will be deemed as duly and validly delivered and be deemed to be an original and valid document and will have the same legal effect as an agreement signed by hand. Electronic signatures will be deemed originals and compliant with applicable law.